UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ

Item 8.01.	Other Events

On April 21, 2020, Profire Energy, Inc. (the “Company”)., secured funding (the “PPP Loan”)pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act. Under the PPP Loan we will receive $1,074,030, which bear interest at a rate of 1.00% per annum. The PPP Loan is being made through the Bank of America (the “Bank”). The PPP Loan is evidenced by a note dated April 16, 2020, which contains customary events of default relating to, among other things, payment defaults and breaches of representations and warranties. We may prepay the PPP Loan at any time prior to maturity with no prepayment penalties.

Under the terms of the Paycheck Protection Program, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. We intend to use all proceeds from the PPP Loan for such qualifying expenses. Based on currently available guidance, we anticipate that the full loan amount to be forgiven by the U.S. Small Business Administration, or SBA, upon submission of our application. In the event any loan amount is not forgiven by the SBA the complete terms of repayment and interest rate, not to exceed a fixed rate of 1% per annum, by the Bank.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release Dated April 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.
Date:	By:	/s/ Brenton W. Hatch
April 21, 2020		Brenton W. Hatch
Chief Executive Officer